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                                                                 Exhibit 10.22.2

  AMENDMENT TO THE CITICORP DIRECTORS' DEFERRED COMPENSATION PLAN (THE "PLAN")
                       (EFFECTIVE AS OF DECEMBER 31, 2001)
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1.    Section 5(d) of the Plan is hereby amended to add the following language at the end of such section:

      Once an election has been made, a Director may thereafter defer or accelerate the date on which deferred Compensation shall be paid or shall commence to be paid if a written election to effect such change is filed with the Secretary in the manner set forth in Section 10(f) at least one
      (1) year before such change is to take effect.

2. The second sentence of Section 7(c) of the Plan is hereby deleted and the following language is hereby substituted in its place:

      Such election shall be filed with the Secretary at least one (1) year prior to the date elected under Section 5(d).

3. Section 7(c) of the Plan is further amended to add the following language at the end of such Section:

      Once an election has been made, a Director may thereafter extend or shorten the payout period if a written election to effect such change is filed with the Secretary in the manner set forth in Section 10(f) at least one (1) year before such change is to take effect.

4. Except as specifically modified herein, all of the terms and conditions of the Plan shall remain in full force and effect.